Your Vote Counts! CINTAS CORPORATION You invested in CINTAS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on October 29, 2024. Vote Virtually at the Meeting* October 29, 2024 1:30 P.M. (Eastern Daylight Time) Virtually at: www.virtualshareholdermeeting.com/CTAS2024 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V56174-P15119 Get informed before you vote View the Notice of Annual Meeting, the Proxy Statement and the Company’s 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 15, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. CINTAS CORPORATION 6800 CINTAS BOULEVARD P.O. BOX 625737 CINCINNATI, OH 45262-5737 ATTN: LEISHA SMITH 2024 Annual Meeting Vote by October 28, 2024 11:59 PM ET. For shares held in a Plan, vote by October 24, 2024 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V56175-P15119 1. Election of Directors Nominees: 1a. Melanie W. Barstad For 1b. Beverly K. Carmichael For 1c. Karen L. Carnahan For 1d. Robert E. Coletti For 1e. Scott D. Farmer For 1f. Martin Mucci For 1g. Joseph Scaminace For 1h. Todd M. Schneider For 1i. Ronald W. Tysoe For 2. To approve, on an advisory basis, named executive officer compensation. For 3. To approve the Cintas Corporation 2016 Amended and Restated Equity and Incentive Compensation Plan. For 4. To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025. For 5. A shareholder proposal regarding disclosure of key diversity and inclusion metrics, if properly presented at the meeting. Against 6. A shareholder proposal regarding disclosure of managing climate risk through science-based targets and transition planning, if properly presented at the meeting. Against 7. A shareholder proposal regarding political disclosure, if properly presented at the meeting. Against NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.